                                                                     EXHIBIT 4.8


                                 SENIOR NOTES
                               DEPOSIT AGREEMENT


          This DEPOSIT AGREEMENT (this "Agreement"), dated as of August 25,
                                        ---------
1997, among The Bank of New York, as the securities intermediary (in such capacity, the "Securities Intermediary"), The Bank of New York, as Trustee (in
               -----------------------
such capacity, the "Trustee") under the Indenture (as defined herein),
                    -------
FOX/LIBERTY NETWORKS, LLC, a Delaware limited liability company (the "Company")
                                                                      -------
and FLN FINANCE, INC., a Delaware corporation ("FLN Finance").

                                    RECITALS

          A. Pursuant to the Indenture, dated as of August 25, 1997 (the "Indenture"), by and between the Company, FLN Finance and the Trustee, the
 ---------
Company and FLN Finance are issuing $500,000,000 aggregate principal amount of 8-7/8% Senior Notes due 2007 (the "Notes").
                                   -----

          B. As security for its obligations under the Notes and the Indenture, the Company and FLN Finance desire to grant to the Trustee, for the sole and exclusive benefit of the holders of the Notes, a security interest in and lien upon the Collateral (as defined herein).

          C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Account (as defined herein) and released from the security interest and lien described above.

                                   AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  DEFINED TERMS.  Terms used herein and not otherwise defined have
              -------------
the meanings assigned to them in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

          "Account" shall mean the account established pursuant to Section 3.
           -------

          "Account Statement" shall have the meaning given in Section 3(f).
           -----------------

          "Collateral" shall have the meaning given in Section 2(a) hereof.
           ----------

          "Current UCC" means the Uniform Commercial Code as in effect on the
           -----------
date hereof in the State of New York.

          "Deposit Funds" means the sum of (i) the Initial Deposit Amount and
           -------------
(ii) interest earned or dividends paid on the funds in the Account (including holdings of Marketable Securities).

          "Initial Deposit Amount" shall mean $489,200,000.
           ----------------------

          "Notice of Rainbow Consummation" means a notice sent by the Company to
           ------------------------------
the Trustee and Securities Intermediary requesting a release of funds from the Account to the Company, in substantially the form of Exhibit B hereto. The
                                                     ---------
Notice of Rainbow Consummation shall be signed by an officer of the Company.

          "Payment Notice and Disbursement Request" means a notice sent by the
           ---------------------------------------
Trustee to the Securities Intermediary requesting a disbursement of funds from the Account, in substantially the form of Exhibit A hereto. Each Payment Notice
                                          ---------
and Disbursement Request shall be signed by an officer of the Trustee.

          "Revised UCC" means the Uniform Commercial Code, Revised Article 8,
           -----------
Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1, 3, 4, 5, 9 and 10), 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 15, 1995; provided, however, that if and when the Revised UCC is enacted in the State of New York, "Revised UCC" shall mean the Revised UCC as enacted in the State of New York from time to time.

          "UCC" means the Current UCC and the Revised UCC, and the Uniform
           ---
Commercial Code as it may hereafter be in effect from time to time in the State of New York.

          2. GRANT OF SECURITY INTEREST, INSTRUCTIONS TO SECURITIES
             ------------------------------------------------------
INTERMEDIARY.
------------

         (a) The Company and FLN Finance hereby irrevocably grant a security interest in and pledge, assign and set over to the Trustee for the ratable benefit of the holders of the Notes all of the Company's and FLN Finance's right, title and interest, whether now owned or hereafter acquired or arising, in the Account, and all property now or hereafter credited to, placed or deposited in, or delivered to the Securities Intermediary for placement or deposit in, the Account, including, without limitation, all funds, investment property, financial assets and security entitlements held therein or credited thereto, all Marketable Securities held by (or otherwise maintained in the name
of) the Securities Intermediary pursuant to this Section 2, and all distributions relating thereto and proceeds thereof (collectively, the "Collateral"), in order to secure all obligations and indebtedness of the
 ----------
Company and FLN Finance under the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company and FLN Finance under the Indenture to the holders of the Notes or to the Trustee for the benefit of the Holders of the Notes. The Securities Intermediary hereby acknowledges the Trustee's security interest as set forth in this Section 2. The Company and FLN Finance shall take all actions and shall direct the Trustee to take all actions necessary on its part to ensure
(i) the continuance of a security interest in the Collateral in favor of the Trustee for the benefit of the Holders of the Notes in order to secure all such obligations and indebtedness and (ii) that such security interest is the first priority security interest, to the extent that any other security interest shall at any time attach to the Company's or FLN Finance's right, title or interest in the Account or any other Collateral. The Company or FLN Finance shall not grant or cause or permit any other Person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Company's right, title or interest in the Account or any other Collateral.

          (b) The Company, FLN Finance and the Trustee hereby irrevocably instruct the Securities Intermediary to, and the Securities Intermediary shall,
(i)(A) maintain sole dominion and control over funds in the Account for the sole and exclusive benefit of the Trustee on behalf of the holders of the Notes, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated Marketable Securities purchased hereunder that are physically possessed by the Securities Intermediary in order for the Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Company and FLN Finance hereby agreeing that in the event any certificated Marketable Securities are in the possession of the Company and FLN Finance or a third party, the Company and FLN Finance shall use their best efforts to deliver or cause delivery of all such certificates to the Securities Intermediary), (C) take all steps specified by the Company and FLN Finance pursuant to paragraph (a) above to cause the Trustee to enjoy a continuous perfected first priority security interest under the UCC (including the Current UCC and the Revised UCC), any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and (D) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Securities Intermediary of any nature now or hereafter existing in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if the Securities Intermediary receives written notice that any person other than the Trustee has a lien or security interest upon any portion of the Collateral; and (iii) in addition to disbursing the Deposit Funds and all other Collateral held in the Account pursuant to any Payment Notice and Disbursement Request or Notice of Rainbow Consummation given to it by the Trustee or the Company and FLN Finance pursuant to Section 4, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Notes in accordance with the Indenture, and direction from the Trustee to disburse all Deposit Funds and all other Collateral to the Trustee, substantially in the form of Exhibit C hereto, as promptly as practicable,
                             ---------
disburse all Deposit Funds and other Collateral held in the Account to or as directed by the Trustee and transfer title to all Marketable Securities held by the Securities Intermediary hereunder to or as directed by the Trustee. The Trustee shall apply all such Deposit Funds and other Collateral as required by the Indenture.

          The security interest provided for by this Section 2 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any property constituting Collateral disbursed by the Securities Intermediary to the Company and FLN Finance in accordance with this Agreement.

          The Securities Intermediary shall act solely as the Trustee's agent in connection with its duties under this Section 2, notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Trustee and without any authority to obligate the Trustee or to compromise or pledge its security interest hereunder. Accordingly, the Securities Intermediary is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

          Without limiting the foregoing, (i) the Securities Intermediary represents and warrants, for the benefit of the Trustee and the holders of Notes, that the Securities Intermediary is and will at all times remain the sole securities intermediary with respect to the Account and all securities or financial assets held in or credited to the Account within the meaning of the Current UCC and the Revised UCC and that the Account is and will continue to be a securities account within the meaning of the Revised UCC; and (ii) the Company, FLN Finance and the Securities Intermediary agree that the Securities Intermediary with respect to the Account shall comply with any directions of the Trustee to the Securities Intermediary to transfer or redeem securities or financial assets held in or credited to the Account without the consent of the Company, FLN Finance or any other person. The Trustee hereby agrees to deliver to the Company a copy of any such directions immediately following the delivery thereof to the Securities Intermediary.

          (c) Any money, Marketable Securities or other Collateral collected by the Trustee pursuant to Section 2(b)(iii) shall be applied as provided in
Section 10.21 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after indefeasible payment in full of all the obligations under the Indenture shall be paid over to the Company and FLN Finance or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

          (d) On the Issue Date the Company and FLN Finance shall execute and deliver to the Trustee all appropriate financing statements under the provisions of the UCC (including the Current UCC and the Revised UCC), applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Trustee a perfected security interest in the Collateral superior to and prior to the rights of all third persons. Upon demand, the Company and FLN Finance will execute and deliver to the Trustee such other instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

          (e) The Company and FLN Finance hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which the Company or FLN Finance is obligated hereunder to do and fails to do, and the Trustee, upon an Event of Default (as defined in the Indenture) and for so long as such Event of Default continues, may exercise such rights as the Company or FLN Finance might exercise with respect to the Collateral and take any action in the Company's and FLN Finance's name to protect the Trustee's security interest hereunder. In addition to the rights provided under Section 2(b)(iii) hereof, upon an Event of Default as defined in the Indenture and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company or FLN Finance except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Each of the Company and FLN Finance acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. Each of the Company and FLN Finance agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company and FLN Finance of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (f) The security interest granted hereby shall terminate (i) with respect to all Collateral upon the release and disbursement of the Deposit Funds to the Company and FLN Finance pursuant to Section 4(a)(ii) hereof and (ii) with respect to any Collateral or proceeds thereof held by the Trustee as Paying Agent pursuant to Section 10.3 of the Indenture in excess of the amount needed to purchase and pay for all Notes tendered pursuant to the Offer to Purchase made pursuant to Section 10.21 thereunder upon the purchase and payment for such Notes.

          3.  ACCOUNT, SECURITIES INTERMEDIARY.
              --------------------------------

          (a) Appointment of Securities Intermediary.  The Company, FLN Finance
              --------------------------------------
and the Trustee hereby appoint the Securities Intermediary, and the Securities Intermediary hereby accepts appointment, as securities intermediary, under the terms and conditions of this Agreement.

          (b) Establishment of Account.  On the Issue Date, the Securities
              ------------------------
Intermediary shall establish Account No. 015878 in the name of "The Bank of New York, as trustee for the holders of the 8-7/8% Senior Notes due 2007 issued by Fox/Liberty Networks, LLC and FLN Finance, Inc." at its office located at 101 Barclay, New York, New York (such account and any successor account, the "Account"). The Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee as entitled to exercise the rights that comprise any financial asset credited to the account. All securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Company or FLN Finance, payable to the order of the Company or FLN Finance or specially indorsed to the Company or FLN Finance except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank or upon release of the security interest and pledge thereon in favor of the Trustee created hereby.

          All funds accepted by the Securities Intermediary pursuant to this Agreement shall be held in accordance with this Agreement for the sole and exclusive benefit of the Trustee as pledgee hereunder on behalf of the holders of the Notes, until disbursed or paid in accordance with the terms hereof, or until the security interest and pledge in favor of the Trustee in such property created hereby is released in accordance with the terms hereof. All such funds shall be held in the Account until disbursed or paid in accordance with the terms hereof. Pending disbursement in accordance with Section 4 or Section 2(b)(iii) hereof, the Account, the funds held therein and any Marketable Securities held by the Securities Intermediary shall be under the sole dominion and control of the Securities Intermediary for the sole and exclusive benefit of the Trustee on behalf of the holders of the Notes. On the Issue Date, the Company shall deliver the Initial Deposit Amount to the Securities Intermediary for deposit into the Account against the Securities Intermediary's written acknowledgment and receipt of the Initial Deposit Amount.

          (c) Securities Intermediary Compensation.  The Company and FLN Finance
              ------------------------------------
shall pay to the Securities Intermediary such compensation for services to be performed by it under this Agreement as the Company, FLN Finance and the Securities Intermediary may agree in writing from time to time. The Securities Intermediary shall be paid any compensation owed to it directly by the Company and FLN Finance and shall not disburse from the Account any such amounts. The provisions of this subparagraph (c) of Section 3 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Securities Intermediary.

          The Company and FLN Finance shall reimburse the Securities Intermediary upon request for all reasonable expenses, disbursements, and advances incurred or made by the Securities Intermediary in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Securities

Intermediary shall be paid any such expenses owed to it directly by the Company and FLN Finance and shall not disburse from the Account any such amounts.

          (d) Investment of Funds in the Account.  Funds deposited in the
              ----------------------------------
Account shall be invested and reinvested only upon the following terms and conditions:

          (i) Acceptable Investments.  All funds deposited or held in the
              ----------------------
     Account at any time shall be invested by the Securities Intermediary in Marketable Securities in accordance with the Company's written instructions from time to time to the Securi ties Intermediary. Any such written instruction shall specify the particular investment to be made, shall state that such investment is authorized to be made hereby, shall contain the certification referred to in Section 3(d)(ii), if required, and shall be executed by any officer of the Company. All Marketable Securities shall be assigned to and held in the possession of, or, in the case of Marketable Securities maintained in book-entry form with the Federal Reserve Bank, transferred to a book-entry account in the name of the Securities Intermediary, for the sole and exclusive benefit of the Trustee on behalf of the holders of the Notes, as provided herein, with such guarantees as are customary, except that Marketable Securities maintained in book-entry form with the Federal Reserve Bank shall be transferred to a book-entry account in the name of the Securities Intermediary at the Federal Reserve Bank that includes only Marketable Securities held by the Securities Intermediary for its customers and segregated by separate recordation in the books and records of the Securities Intermediary.

          (ii) Security Interest in Investments.  No investment  of  funds  in
               --------------------------------
     the Account shall be made unless the Company has certified to the Securities Intermediary and the Trustee that, upon such investment, the Trustee will have a first priority perfected security interest in the applicable investment. A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Securities Intermediary may conclusively assume. On the Issue Date, each of the Trustee and the Securities Intermediary shall receive an Opinion of Counsel (as such term is defined in the Indenture) to the Company, which opinion shall meet the requirements of Section 314(b) of the Trust Indenture Act of 1939, as amended (the "TIA"), and shall comply with
                                             ---
     Section 1.2 of the Indenture.

          (iii)  Interest and Dividends.  All interest earned and dividends paid
                 ----------------------
     on funds invested in Marketable Securities shall be deposited in the Account as Deposit Funds and additional Collateral in accordance with this Agreement and shall be reinvested in accordance with the terms hereof at the Company's written instruction.

          (iv)  "Financial Assets" Election.  The Securities Intermediary hereby
                 --------------------------
     agrees that each item of property credited to the Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          (v)  Limitation on Securities Intermediary's Responsibilities.   The
               --------------------------------------------------------
     Securities Intermediary's sole responsibilities under this Section 3 shall be (A) to retain posses sion of certificated Marketable Securities (except, however, that the Securities Intermediary may surrender possession to the issuer of any such Marketable Security for the purposes of effecting assignment, crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of Marketable Securities which are not certificated; (B) to follow the Company's written instructions given in accordance with Section 3(d)(i);
     (C) to invest and reinvest funds pursuant to this Section 3(d); and (D) to use reasonable efforts to reduce to cash such Marketable Securities as may be required to fund any disburse ment or payment in accordance with Section
     4. In connection with clause (A) above, the Securities Intermediary will maintain continuous possession in the State of New York of certificated Marketable Securities and cash included in the Collateral and will cause uncertificated Marketable Securities to be registered in the book-entry system of and transferred to an account of the Securities Intermediary at the Federal Reserve Bank of New York. Except as provided in Section 7, the Securities Intermediary shall have no other responsibilities with respect to perfecting or maintaining the perfection of the Trustee's security interest in the Collateral. In connection with clause (D) above and subject to the following sentence, the Securities Intermediary shall not be required to reduce to cash any Marketable Securities to fund any disbursement or payment in accordance with Section 4 in the absence of written instructions signed by an officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Securities Intermediary shall liquidate those Marketable Securities having the lowest interest rate per annum or if none such exist, those having the nearest maturity.

          (e) Substitution of Securities Intermediary.  The Securities
              ---------------------------------------
Intermediary may resign by giving no less than 30 days prior written notice to the Company, FLN Finance and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and Marketable Securities maintained by the Securities Intermediary hereunder and copies of all books, records, plans and other documents in the Securities Intermediary's possession relating to such funds or Marketable Securities or this Agreement to a successor security intermediary mutually approved by the Company, FLN Finance and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Company, FLN Finance, the Trustee and such successor security intermediary entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Trustee than this Agreement; and the Securities Intermediary shall thereupon be discharged of all obligations under this Agreement and shall have no other duties, obligations or responsibilities in connection herewith, except as set forth in Section 5. If a successor security intermediary has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Company and FLN Finance, the Securities Intermediary may, at the expense of the Company and FLN Finance, apply to a court of competent jurisdiction for the appointment of a successor security intermediary.

          (f) Account Statement.  Beginning on August 31, 1997, and on the last
              -----------------
Business Day of each month thereafter, the Securities Intermediary shall deliver to the Company, FLN Finance and the Trustee a statement setting forth with reasonable particularity the balance of funds then in the Account and the manner in which such funds are invested (the "Account Statement").  The parties
                                              -----------------
hereto irrevocably instruct the Securities Intermediary that on the first date upon which the balance in the Account (including the holdings of all Marketable Securities) is reduced to zero, the Securities Intermediary shall deliver to the Company, FLN Finance and to the Trustee a notice that the balance in the Account has been reduced to zero.

          4.   DISBURSEMENTS.
               -------------

          (a) Payment Notice and Disbursement Request; Disbursements.
              ------------------------------------------------------

          (i) The Company and FLN Finance shall notify the Trustee in writing prior to 10:00 a.m. (New York time) on (A) December 30, 1997, if the Rainbow Consummation has not occurred or (B) at the election of the Company, any date prior to December 30, 1997, if the Company determines to make an Offer to Purchase pursuant to Section 10.21 of the Indenture as permitted thereby prior to December 30, 1997. The Trustee shall upon the date of receiving any such notice, submit not later than 1:00 p.m. (New York time) to the Securities Intermediary a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto.
                                                       ---------

          (ii) The Company shall promptly submit to the Securities Intermediary and the Trustee a completed Notice of Rainbow Consummation substantially in the form of Exhibit B hereto certifying the occurrence of Rainbow
                 ---------
     Consummation. Upon receipt by the Securities Intermediary of such Notice of Rainbow Consummation, subject to the provisions of paragraphs (b) and
     (c) below, the Securities Intermediary shall promptly release all Deposit Funds and other Collateral in the Account to the Company and FLN Finance by wire or book-entry transfer of immediately available funds as set forth in the Notice of Rainbow Consummation.

          (b) The Securities Intermediary's disbursement pursuant to any Payment Notice and Disbursement Request or release pursuant to any Notice of Rainbow Consummation shall be subject to the satisfaction of the applicable conditions set forth in Section 4(c). Provided such Payment Notice and Disbursement Request or Notice of Rainbow Consummation, as the case may be, is not rejected by it, the Securities Intermediary, not later than 3:00 P.M. (New York time) on the date of receipt of the Payment Notice and Disbursement Request or Notice of Rainbow Consummation, as the case may be, shall disburse all Deposit

Funds and all other Collateral by wire or book-entry transfer of immediately available funds as set forth in the Payment Notice and Disbursement Request or Notice of Rainbow Consummation, as the case may be. The Securities Intermediary shall notify the Trustee, the Company and FLN Finance promptly if any Payment Notice and Disbursement Request or Notice of Rainbow Consummation is rejected and of the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 4(c)(i) below, the Trustee or the Company shall thereupon resubmit the Payment Notice and Disbursement Request or Notice of Rainbow Consummation, as the case may be, with appropriate changes. Any Payment Notice and Disbursement Request or Notice of Rainbow Consummation received by the Securities Intermediary on a day that is not a Business Day or after 1:00 p.m., New York time, on a Business Day will be deemed to have been received on the following Business Day.

          (c) Conditions Precedent to Disbursement.  The Securities
              ------------------------------------
Intermediary's payment of any disbursement shall be made only if: (i) the Trustee shall have submitted, in accordance with the provisions of Section 4(a)(i) herein, a completed Payment Notice and Disbursement Request to the Securities Intermediary substantially in the form of Exhibit A hereto with
                                                     ---------
blanks appropriately filled in, or the Company shall have submitted, in accor-dance with the provisions of Section 4(a)(ii) herein, a Notice of Rainbow Consummation submitted in the form of Exhibit B hereto with blanks appropriately
                                      ---------
filled in and (ii) the Securities Intermediary shall not have received any notice from the Trustee that as a result of an Event of Default the indebtedness represented by the Notes has been accelerated and has become due and payable, in which event the Securities Intermediary shall apply all Deposit Funds and other Collateral as required by Section 2(b)(iii).

          (d) The Company and FLN Finance hereby irrevocably appoint the Trustee as Paying Agent for purposes of any Offer to Purchase made pursuant to Section
10.21 of the Indenture. The Trustee shall establish an irrevocable trust to hold such funds for the sole and exclusive benefit of the holders. The Trustee shall, as Paying Agent, apply such funds to repurchase, upon consummation of such Offer to Purchase and acceptance by the Company and FLN Finance, all Notes tendered pursuant to the Offer to Purchase made pursuant to Section 10.21 of the Indenture. Any funds remaining with the Paying Agent after repurchasing all Notes tendered pursuant to such Offer to Purchase shall be released to the Company and FLN Finance.

          5.   SECURITIES INTERMEDIARY.
               -----------------------

          (a) Limitation of the Securities Intermediary's Liability,
              ------------------------------------------------------
Responsibilities of the Securities Intermediary.  The Securities Intermediary's
-----------------------------------------------
responsibility and liability under this Agreement shall be limited as follows:
(i) the Securities Intermediary does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company and FLN Finance; (ii) the Securities Intermediary shall have no responsibility to the Company, FLN Finance or the holders of the Notes or the Trustee from time to time as a consequence of performance or non-performance by the Securities Intermediary hereunder, except for any negligence, bad faith or willful misconduct of the Securities Intermediary; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Securities Intermediary is not obligated to supervise, inspect or inform the Company, FLN Finance or any third party of any matter referred to above.

          No implied covenants or obligations shall be inferred from this Agreement against the Securities Intermediary, nor shall the Securities Intermediary be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Securities Intermediary shall in no event have any liability for any loss, fee, tax or other charge in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Marketable Securities held by it hereunder, including, without limitation, any liability for any delay not resulting from negligence, bad faith or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

          The Securities Intermediary shall be entitled to rely upon any judicial order or judgment, upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company, FLN Finance or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Securities Intermediary may act in reliance upon any instrument comporting with the provisions of this Agreement or signature reasonably believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          At any time the Securities Intermediary may request in writing an instruction in writing from the Company or FLN Finance and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Securities
                                  --------  -------
Intermediary shall state in such request that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Securities Intermediary shall not be liable to the Company or FLN Finance for acting without the Company's or FLN Finance's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two Business Days after the Company or FLN Finance receives the Securities Intermediary's request for instructions and its proposed course of action, and (ii) prior to so acting, the Securities Intermediary has not received the written instructions requested from the Company or FLN Finance.

          The Securities Intermediary shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

          In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Securities Intermediary shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Securities Intermediary shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Securities Intermediary shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Securities Intermediary, or the Securities Intermediary shall have received security or an indemnity satisfactory to the Securities Intermediary sufficient to save the Securities Intermediary harmless from and against any and all loss, liability or expense which the Securities Intermediary may incur by reason of its acting. The Securities Intermediary may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Securities Intermediary may deem necessary.

          No provision of this Agreement shall require the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

          6.   INDEMNITY.  Each of the Company and FLN Finance shall indemnify,
               ---------
hold harmless and defend the Securities Intermediary and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Securities Intermediary's performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the negligence, bad faith or willful misconduct of any of the foregoing persons.
The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Securities Intermediary.

          7.   TERMINATION.  This Agreement shall terminate automatically ten
               -----------
days following disbursement of all funds remaining in the Account (including Marketable Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof and not in violation of the Indenture); provided, however, that the obligations of the Company and FLN
            --------  -------
Finance under Section 3(c) and Section 6 (and any existing claims thereunder) shall survive termination of this Agreement or the resignation of the Securities Intermediary; provided, further, however, that until such tenth day or earlier
              --------  -------  -------
date of termination as provided herein, the Company and FLN Finance will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be a securities intermediary (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

          8.   SUBORDINATION OF LIEN; WAIVER OF SET-OFF.  In the event that the
               ----------------------------------------
Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Account or any financial asset or security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The Deposit Funds will not be subject to deduction, set-off, banker's lien or any other right in favor of any person other than the Trustee.

          9.  MISCELLANEOUS.
              -------------

          (a) Waiver.  Any party hereto may specifically waive any breach of
              ------
this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          (b) Invalidity.  If for any reason whatsoever any one or more of the
              ----------
provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          (c) Assignment.  This Agreement is personal to the parties hereto, and
              ----------
the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their permitted successors and assigns.

          (d) Benefit.  The parties hereto and their successors and  permitted
              -------
assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the holders of the Notes and their permitted
        --------  -------
assigns shall be entitled to the benefits hereof and to enforce this Agreement (upon the written consent of the holders of not less than a majority in aggregate principal amount at Maturity of the Notes then outstanding (other than any Notes held by the Company and its Affiliates)) if and to the extent that the Trustee refuses or fails to act hereunder as directed by the holders of the Notes in accordance with the Indenture.

          (e) Time.  Time is of the essence with respect to each provision of
              ----
this Agreement.

          (f) Entire Agreement; Amendments.  This Agreement (including those
              ----------------------------
portions of the Indenture incorporated by reference herein) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article IX of the Indenture and further by a writing signed by a duly authorized representative of each party hereto.

          (g) Conflict With Other Agreements.  There are no other agreements
              ------------------------------
entered into between the Securities Intermediary and the Company or FLN Finance with respect to the Account. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

          (h) Notices.  All notices and other communications required or
              -------
permitted to be given or made under this Agreement shall be in writing and shall be deemed conclusively to have been duly given: (a) on the day of hand delivery;
(b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; and (d) one business day following the day timely delivered to a next-day air courier addressed as set forth below:

                    To the Securities Intermediary:

                    The Bank of New York
                    101 Barclay
                    New York, NY  10286

                    Attention:  Securities Intermediary Accounts
                    Telecopy:  (212) 815-5915
                    Telephone: (212) 815-5783

                    To the Trustee:

                    The Bank of New York
                    101 Barclay
                    New York, NY  10286

                    Attention:  Mary LaGumina
                    Telecopy:  (212) 815-5915
                    Telephone: (212) 815-5783

                    To the Company:

                    Fox/Liberty Networks, LLC
                    1440 Sepulveda Boulevard
                    Los Angeles, California  90025

                    Attention:  Jeff Shell
                    Telecopy:  (310) 479-8199

                    Telephone: (310) 444-8633

                    with a copy to:

                    The News Corporation Limited
                    1211 Avenue of the Americas
                    New York, NY  10036

                    Attention:  Arthur M. Siskind, Esq.
                    Telecopy:  (212) 852-7145
                    Telephone:  (212) 852-7000

                    To FLN Finance:

                    FLN Finance, Inc.
                    c/o Fox/Liberty Networks, LLC
                    1440 Sepulveda Boulevard
                    Los Angeles, California  90025

                    Attention:  Jeff Shell
                    Telecopy:  (310) 479-8199
                    Telephone: (310) 444-8633

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

          (i) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (j) Captions.  Captions in this Agreement are for convenience only and
              --------
shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (k) Choice of Law.  The existence, validity, construction, operation
              -------------
and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New
York, without regard to principles of conflicts of laws. The Account established hereunder (as well as the security entitlements related thereto) shall be governed by the laws of the State of New York. For purpose of this Agreement and the UCC, the State of New York shall be the Securities Intermediary's location. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States Court, sitting in New York City. Each of the Company and FLN Finance hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to the Company or FLN Finance, as the case may be, at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceeding with the Securities Intermediary. All actions and proceedings brought by the Company or FLN Finance against the Securities Intermediary relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts within the State of New York.

          (l) Representations and Warranties of the Company.  Each of the
              ---------------------------------------------
Company and FLN Finance hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company and FLN Finance. The execution, delivery and performance of this Agreement by the Company and FLN Finance do not violate any applicable law or regulation to which the Company or FLN Finance is subject and do not require the consent of any governmental or other regulatory body to which the Company or FLN Finance is subject, except for such consents and approvals as have been obtained and are in full force and effect.

          (m) Representations and Warranties of Securities Intermediary and
              -------------------------------------------------------------
Trustee.  Each of the Securities Intermediary and the Trustee hereby represents
-------
and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have executed and delivered this Deposit Agreement as of the day first above written.

SECURITIES INTERMEDIARY:      THE BANK OF NEW YORK, as Securities Intermediary


                              By:      /s/ Denise Leonard
                                 -------------------------------------
                                    Name:  Denise Leonard
                                    Title: Assistant Treasurer

TRUSTEE:                      THE BANK OF NEW YORK, as Trustee


                              By:      /s/ Denise Leonard
                                 -------------------------------------
                                    Name:  Denise Leonard
                                    Title: Assistant Treasurer


COMPANY:                      FOX/LIBERTY NETWORKS, LLC


                              By:      /s/ Jeff Shell
                                 -----------------------------------------
                                    Name:  Jeff Shell
                                    Title: Senior Vice President, Finance


FLN FINANCE:                  FLN FINANCE, INC.


                              By:      /s/ Jeff Shell
                                 -----------------------------------------
                                    Name:  Jeff Shell
                                    Title: Senior Vice President, Finance

                                   EXHIBIT A
                                   ---------

                Form of Payment Notice and Disbursement Request

                          [Letterhead of the Trustee]

                                     [Date]

(Name of Securities Intermediary)
---------------------------------
(Address of Securities Intermediary)
------------------------------------

Attention:   [Corporate Trust Administration]

                    Re:  Disbursement Request No.
                         ---------------------------------
                         [indicate whether revised]

Ladies and Gentlemen:

          We refer to the Deposit Agreement, dated as of August 25, 1997 (the "Deposit Agreement") among you (the "Securities Intermediary"), the undersigned as Trustee, FOX/LIBERTY NETWORKS, LLC, a Delaware limited liability company (the "Company") and FLN Finance, Inc., a Delaware corporation ("FLN Finance"). Capitalized terms used herein shall have the meaning given in the Deposit Agreement.

          This letter constitutes a Payment Notice and Disbursement Request under the Deposit Agreement.

          The undersigned hereby notifies you of [the non-occurrence of the Rainbow Transaction] [the receipt by the undersigned of written notice from the Company and FLN Finance that it has elected to make an Offer to Purchase pursuant to Section 10.21 of the Indenture as permitted thereby]. Accordingly, you are hereby directed to transfer all Deposit Funds and other Collateral in the Account to [specify account information] by 3:00 p.m. (New York time) on the date of receipt of this letter.

          In connection with the requested disbursement, the undersigned hereby notifies you that the Notes have not, as a result of an Event of Default, been accelerated and become due and payable.

          The Securities Intermediary is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                         The Bank of New York, as Trustee


                         By:______________________________
                              Name:
                              Title:

                                   EXHIBIT B
                                   ---------

                     Form of Notice of Rainbow Consummation

                          [Letterhead of the Company]

                                     [Date]


The Bank of New York
101 Barclay
New York, NY  10286

Attention: [Securities Intermediary Accounts]
Attention: [Corporate Trust Administration]

                    Re:  Rainbow Consummation
                         --------------------

Ladies and Gentlemen:

          We refer to the Deposit Agreement, dated as of August 25, 1997 (the "Deposit Agreement"), among The Bank of New York, as securities intermediary (the "Securities Intermediary"), The Bank of New York as Trustee, FOX/LIBERTY NETWORKS, LLC, a Delaware limited liability company (the "Company") and FLN Finance, Inc., a Delaware corporation ("FLN Finance"). Capitalized terms used herein shall have the meaning given in the Deposit Agreement.

          This letter constitutes a notice by the undersigned certifying the Rainbow Consummation. The undersigned directs you to release all Deposit Funds and other Collateral in the Account to the Company and FLN Finance by wire transfer to [specify account information].


                              Fox/Liberty Networks, LLC


                              By:______________________________
                                    Name:
                                    Title:

                                   EXHIBIT C
                                   ---------

                    Form of Notification of Acceleration of
                             Maturity of the Notes

                          [Letterhead of the Trustee]

                                     [Date]

(Name)
-----
(Address)
---------
(Address)
---------

Attention:

                      Re:   Acceleration of Maturity of the Notes
                            -------------------------------------

Ladies and Gentlemen:

          We refer to the Deposit Agreement, dated as of August 25, 1997 (the "Deposit Agreement") among you (the "Securities Intermediary"), the undersigned as Trustee, FOX/LIBERTY NETWORKS, LLC, a Delaware limited liability company (the "Company") and FLN Finance, Inc., a Delaware corporation ("FLN Finance"). Capitalized terms used herein shall have the meaning given in the Deposit Agreement.

          This letter constitutes a notice of an acceleration of maturity of the Notes under Section 2(b) of the Deposit Agreement. Accordingly, you are hereby directed to disburse all Deposit Funds and other Collateral in the Account to the Trustee to [specify account information].

          The Securities Intermediary is entitled to rely on the foregoing in disbursing funds relating to this notice.

                              The Bank of New York, as Trustee


                              By:______________________________
                                    Name:
                                    Title: